                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 21, 1999
                                                           -------------

                          TODHUNTER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                    1-13453                             59-1284057
--------                                    -------                             ----------
(State or other jurisdiction                (Commission File Number)            (IRS Employer
incorporation)                                                                  Identification No.)

    222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida         33401
    ----------------------------------------------------------        -----
       (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (561) 655-8977
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                          TODHUNTER INTERNATIONAL, INC.

                                    FORM 8-K
                                 CURRENT REPORT



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     (b) On July 21, 1999, A. Kenneth Pincourt, Jr. ("Pincourt"), CEO and principal shareholder of Todhunter International, Inc. (the "Company") advised the Company that pursuant to a Stock Purchase Agreement of such date (the "Agreement") between Mr. Pincourt and Angostura, Limited, a Trinidad corporation ("Angostura") Mr. Pincourt sold 1,000,000 shares of the Company's Common Stock (the "Transaction") to Angostura in a privately negotiated, all cash transaction at $10.00 per share.

     According to that certain Schedule 13D filed with the Securities and Exchange Commission ("SEC") by Angostura on July 30, 1999, Angostura is controlled by C L Financial Holdings Limited ("CLFH") and, after the Transaction, CLFH beneficially owns 20.6 percent of the outstanding shares of the Company. After the Transaction Pincourt beneficially owns 22.9 percent of the outstanding shares of the Company.

     Pursuant to the Agreement, Pincourt has agreed to nominate and use his best efforts to cause to be elected two individuals designated by Angostura for election to the Board of Directors of Todhunter.

ITEM 7.  EXHIBITS

     99.1 Stock Purchase Agreement, dated July 21, 1999, between A. Kenneth Pincourt, Jr. and Angostura, Ltd., incorporated herein by reference to that certain Schedule 13D filed with the SEC by Angostura on July 30, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TODHUNTER INTERNATIONAL, INC.

Date: August 3, 1999                        By: /s/ Jay S. Maltby
                                                -----------------
                                                    Jay S. Maltby
                                                    President and Chief
                                                    Operating Officer